Exhibit 10.6

INTERCREDITOR AGREEMENT

dated 16 December, 2005

among

THE COMPANIES NAMED HEREIN

as Companies

and

THE BANK OF NEW YORK

as Trustee, Collateral Agent and Subordinated Security Trustee

and

THE GOVERNOR AND COMPANY OF THE BANK OF
SCOTLAND

as Agent and Senior Security Trustee

re:

PROJECT PIPE

5 Old Bailey, London  EC4M 7JX   DX 123 LONDON/CHANCERY LANE    Tel 020 7002 8573     Fax 020 7002 8501

www.mms.co.uk

Ref: TMGA/SMK/BAN/1/469/jld

TABLE OF CONTENTS

Clause		Page No.

1	DEFINITIONS AND INTERPRETATION	1

2	PURPOSE AND PRIORITY OF SECURITY	8

3	CREDITORS UNDERTAKINGS	11

4	SUPREMACY OF AGREEMENT	11

5	TURNOVER	11

6	ENFORCEMENT BY CREDITORS	12

7	PERMITTED ENFORCEMENT	12

8	PROCEEDS OF ENFORCEMENT OF SECURITY	13

9	RELEASE OF SECURITY ON ENFORCEMENT	14

10	REPRESENTATIONS AND WARRANTIES	14

11	OPTION TO PURCHASE	14

12	INFORMATION BETWEEN PARTIES	16

13	SUBROGATION	17

14	PROTECTION OF SUBORDINATION	18

15	PRESERVATION OF SECURED DEBT	18

16	POWER OF ATTORNEY	18

17	EXPENSES	19

18	NOTICES	19

19	CUMULATIVE REMEDIES AND WAIVERS	20

20	AMENDMENTS AND WAIVERS	21

21	SEVERABILITY	21

22	TRANSFERS	21

23	COUNTERPARTS	22

24	SUPREMACY	22

25	EXPIRY	22

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26	SUBORDINATED SECURED FINANCE PARTIES NOMINEES	22

27	PERPETUITY	22

28	SET OFF AND COUNTERCLAIM	22

29	GOVERNING LAW AND JURISDICTION	23

30	SERVICE OF PROCESS	23

31	THE SECURITY TRUSTEES	23

SCHEDULE 1 - The Companies		27

SCHEDULE 2 - Form of Deed of Accession for New Companies		28

ii

THIS INTERCREDITOR AGREEMENT is entered into as a deed on 16 December, 2005

AMONG:

(1)                                           THE COMPANIES named in Schedule 1 (collectively the “Companies” and each a “Company”);

(2)                                           THE BANK OF NEW YORK as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity the “Collateral Agent”) under the Indenture (as defined below) and referred to herein as the “Subordinated Security Trustee”;

(3)                                           THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as Agent of the other Senior Secured Finance Parties (in such capacity, the “Agent”); and

(4)                                           THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as Security Trustee (in such capacity, the “Senior Security Trustee”) of the other Senior Secured Finance Parties.

1.                                                 DEFINITIONS AND INTERPRETATION

1.1                                           In this Agreement, unless the context otherwise requires:-

“Additional Liabilities”	means in relation to a Secured Debt, any money or liability which arises or is incurred as a result of or in connection with:

(a) any deferral, extension, novation or refinancing of that Secured Debt;

(b) any claim for damages, restitution or otherwise made in connection with that Secured Debt;

(c) any claim against a Company resulting from a recovery by that Company or any other person of a payment or discharge in respect of that Secured Debt on the grounds of preference or otherwise; or

(d)                                 any amount (including post-insolvency interest) which would be included in any of the foregoing but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings;

“Administrator”	means a person appointed under Schedule B1 of the Insolvency Act 1986 to manage a Company’s affairs, business and/or property;

“Agreement”	means this intercreditor agreement;

“Borrower”

means Murray International Metals Limited (Company Number 01241058) having its registered office at 95 High Street, Edgware, Middlesex HA8 7DB and each member of the Group which is or becomes a borrower under a Senior Finance Document;

“Business Day”	means a day (other than a Saturday or Sunday) on which banks are generally open for business in Edinburgh and London;

“Clawback”

means any payment or repayment to any of the Senior Secured Finance Parties or the Subordinated Secured Finance Parties (as the case may be) of monies received by them and applied in or towards the payment and discharge of any Secured Debt which is required by any agreement, law or regulation to be paid or repaid as the case may be to any Company or any other person;

“Deed of Accession”	means a deed entered into pursuant to Clause 22 (Transfers) substantially in the form set out in Schedule 2 (Form of Deed of Accession for New Parties);

“Discharge of the Senior Secured Debt”	means payment or discharge in full of the Senior Secured Debt (other than any Senior Secured Debt that constitutes Excess Senior Secured Debt), whether or not as a result of enforcement;

“Enforcement Action”	means in relation to any Secured Party, any action by such Secured Party whatsoever to:

(a) declare prematurely due and payable (in respect of the Secured Debt held by such Secured Party which was not expressed to be on demand) all or any part of that Secured Debt;

(b) recover or enforce all or any part of that Secured Debt (including by exercising any Security Enforcement Action) by action against any member of the Group;

(c) petition for (or take any other procedural steps which may lead to) an Insolvency Event in relation to any member of the Group; or

(d) commence legal proceedings (including an injunction or other process) against any Company;

“Enforcement Date”	means the date on which a Secured Party takes any Security Enforcement Action;

“Excess Senior Secured Debt”

means the Senior Secured Debt consisting of principal (including, the principal amount of any loan, the stated amount or reimbursement obligation of any Letter of Credit or similar amount (which for the avoidance of doubt shall not consist of interest, fees or indemnifications) in an aggregate amount exceeding the principal amount of Senior Secured Debt that could have been secured by a Permitted Lien (as defined in the Indenture as in effect on the date hereof) described in clause (16) of the definition thereof less (without duplication of any reductions effected pursuant to clause (2) of the definition of the term ‘Permitted Indebtedness (as defined in the Indenture as in effect on the date hereof)) any permanent reduction of the revolving commitments under the Senior Facility Agreement;

“Group”	means the Companies and any Subsidiary of the Companies from time to time;

“Indenture”

means the Indenture dated on or around the date of this Agreement among Pipe Acquisition Finance PLC, Pipe Acquisition Limited, the Guarantors (as defined therein), the Trustee and the Collateral Agent;

“Insolvency Event”	means:

(a) in relation to the Subordinated Secured Debt, an “Insolvency Event” as defined in the Indenture; or

(b) in relation to the Senior Secured Debt, any of the events described in Clause 28.6 (Insolvency) to 28.8 (Creditors’ Process) of the Senior Facility Agreement or any

analogous procedure in any jurisdiction;

“Letter of Credit”

means any letter of credit, guarantee, performance bond, indemnity or other instrument in a form requested by the Borrower and agreed by the Agent and Issuing Bank in accordance with the terms of the Senior Facility Agreement;

“Newbridge Lease”

means the lease dated on or around the date of this Agreement between Steels (UK) QRS 16-58, Inc. as landlord and Murray International Metals Limited as tenant in respect of the land and buildings located at Newbridge Industrial Estate, Newbridge, Midlothian;

“Note Documents”	means the Indenture, the Notes (as defined in the Indenture), the Guarantees (as defined in the Indenture) and the Subordinated Security Documents;

“Noteholder”	means a Holder of Notes as such terms are defined in the Indenture;

“Party”	means a party to this Agreement;

“Real Property”	means the property at 49 Coniscliffe Road, Darlington registered at H.M. Land Registry under title number DU41858;

“Receiver”

means a receiver or receiver and manager or administrative receiver of the whole or any part of the assets of a Company which from time to time are, or are expressed to be, the subject of the Security created or purported to be created pursuant to the Security Documents;

“Relevant Documents”	means in connection with the Senior Secured Debt, any of the Senior Finance Documents and in connection with the Subordinated Secured Debt, the Note Documents;

“Responsible Officer”	has the meaning given to that term in Clause 1.7;

“Secured Debt”	means each of the Senior Secured Debt and the Subordinated Secured Debt;

“Secured Parties”	means each of the Senior Secured Finance Parties and the

Subordinated Secured Finance Parties;

“Security”	means any mortgage, charge, pledge, lien or other security interest granted over any asset securing any obligation of any person, or any other agreement or arrangement having a similar effect;

“Security Trustee”	means each of the Senior Security Trustee and the Subordinated Security Trustee;

“Security Documents”	means in connection with the Senior Secured Debt, the Senior Security Documents and in connection with the Subordinated Secured Debt, the Subordinated Security Documents;

“Security Enforcement Action”

means in relation to any Secured Party, any action whatsoever by such Secured Party to exercise or enforce any Security conferred on or for the benefit of it or any other Secured Party by the Security Documents on any asset of a Company, including without limitation any such action to:

(a) enforce such Security by disposal (by sale or otherwise) of any such asset;

(b) appoint a Receiver for the orderly sale or liquidation of any such asset;

(c) appoint an Administrator;

(d) exercise any right of set-off or combination of accounts or by way of attachment by such Secured Party against any such asset;

(e) commence legal proceedings (including an injunction or other process) against any Company for the purpose of enforcing such Security; and

(f) crystallise any floating charge in any Security Document.

“Senior Secured Debt”

means all present and future liabilities and obligations (whether actual or contingent) which now or hereafter may be or become due and owing by the Companies or any of them to the Senior Secured Finance Parties under or pursuant to the Senior Finance Documents together with all Additional Liabilities relating thereto (including any increase or reinstatement of such liabilities resulting from the operation of a Clawback);

“Senior Security Documents”	means the “Transaction Security Documents” as defined in the Senior Facility Agreement;

“Senior Facility Agreement”

means the facility agreement dated on or around the date of this Agreement among, inter alia, the Borrower and the Senior Secured Finance Parties in relation to multicurrency revolving credit facilities of up to £27,000,000;

“Senior Finance Documents”	means the “Finance Documents” as defined in the Senior Facility Agreement;

“Senior Secured Finance Parties”	means the “Finance Parties” as defined in the Senior Facility Agreement;

“Subordinated Secured Debt”

means all present and future liabilities and obligations (whether actual or contingent and whether owed jointly or severally or in any capacity whatsoever) which now or hereafter may be or become due and owing by the Companies or any of them to the Subordinated Secured Finance Parties pursuant to the Subordinated Security Documents together with all Additional Liabilities relating thereto (including any increase or reinstatement of such liabilities resulting from the operation of a Clawback);

“Subordinated Secured Finance Parties”	means the Trustee, the Collateral Agent and the Noteholders ;

“Subordinated Security Documents”	means the “Collateral Agreements” as defined in the Indenture;

“Subordinated Security Trustee Amounts”

means the fees, costs and expenses of the Subordinated Security Trustee (for the avoidance of doubt, including any amount payable to the Trustee personally by way of indemnity, remuneration or to reimburse it for expenses incurred) payable to the Subordinated Security Trustee for its own account pursuant to the Note Documents and the costs of any actual or attempted Security Enforcement Action in accordance with the provisions of this

Agreement and the Indenture (including legal and other professional advisory fees) which are recoverable pursuant to the terms of the Indenture (including guarantees of such amounts contained therein) or any other document entered into in connection with the issuance of the Notes (as defined in the Indenture), but excluding any costs and expenses incurred in respect of bringing any suit, claim, action or proceedings against the Agent or any other Senior Secured Finance Party.

1.2                                           In this Agreement, a reference to:-

1.2.1                                 any “Company” or any “Secured Party” or any other person shall include any person deriving title from them or any permitted assigns and permitted transferees and in the case of any Secured Party that is the Agent, the Trustee, the Collateral Agent, the Subordinated Security Trustee or the Senior Security Trustee, any person for the time being appointed as such under this Agreement;

1.2.2                                 a document is a reference to that document as amended, novated, supplemented or replaced in whole or in part (however fundamentally);

1.2.3                                 an enactment includes references to any amendment, enactment and/or legislation subordinate to that enactment and/or any permission of whatever kind under the enactment;

1.2.4                                 a “Clause”, “paragraph”, “sub-paragraph” or the “Schedule” are to a clause, paragraph, sub-paragraph of, and the schedule to, this Agreement;

1.2.5                                 A Company “repaying” or “prepaying” Senior Secured Debt includes:

(a)                         that Company providing cash cover for any Letter of Credit;

(b)                        the maximum amount payable under any Letter of Credit being reduced or cancelled in accordance with its terms; or

(c)                         the Issuing Bank of such Letter of Credit being satisfied that it has no further liability thereunder,

and the amount by which any Letter of Credit is repaid or prepaid under sub-paragraphs 1.2.5(a) and (b) above is the amount of the relevant cash cover or reduction.

1.3                                           Words in the singular shall import the plural and vice versa.

1.4                                           The headings in this Agreement shall not affect its interpretation.

1.5                                           Unless the context dictates otherwise, terms defined in the Senior Facility Agreement shall bear the same meaning in this Agreement.

1.6                                           All obligations and undertakings in favour of each of the Agent and the Senior Security Trustee contained in this Agreement or any actions taken by it under this Agreement are made, created and entered into in favour of it in its capacity as such for and on behalf of the Senior Secured Finance Parties from time to time on the terms set out in the Senior Facility Agreement, and all obligations and undertakings in favour of each of the Trustee and the Subordinated Security Trustee contained in this Agreement or any actions taken by it under this Agreement are made, created and entered into in favour of it in its capacity as such for and on behalf of the Noteholders from time to time on the terms set out in the Indenture.

1.7                                           References to actual knowledge of the Subordinated Security Trustee shall be construed to mean that the Subordinated Security Trustee shall not be charged with knowledge (actual or otherwise) of the existence of facts that would impose an obligation on it to make any payment or prohibit it from making any payment unless a Responsible Officer of the Subordinated Security Trustee has received written notice from the Agent or the Senior Security Trustee by 10 a.m. on the previous Business Day (or earlier) that such payments are required or prohibited by this Agreement. For the purposes of this Agreement, delivery of the notice will be effective only when actually received by a Responsible Officer and then only if it is expressly marked for the attention of a Responsible Officer; and a “Responsible Officer” in this Agreement means any person who (i) is an officer within the corporate trust and agency department of the Subordinated Security Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Subordinated Security Trustee who customarily performs functions similar to those performed by these officers or (ii) is notified by the Subordinated Security Trustee as identified herein in accordance with Clause 18 (Notices).

2.                                                 PURPOSE AND PRIORITY OF SECURITY

2.1                                           The purpose of this Agreement is that, subject only as expressly provided in this Agreement to the contrary, all Security conferred on or for the benefit of the Secured Parties by the Security Documents will for all purposes and at all times:

2.1.1                                 in the case of the Security conferred on or for the benefit of the Senior Secured Finance Parties by the Senior Security Documents,

(a)                         secure the Senior Secured Debt in priority to the Security conferred on the Subordinated Secured Finance Parties by the Subordinated Security Documents; and

(b)                        rank as Security for the Senior Secured Debt in priority to the Security for the Subordinated Secured Debt,

in each case, to the extent that such Senior Secured Debt does not constitute Excess Senior Secured Debt; and

2.1.2                                 all Security conferred on or for the benefit of the Subordinated Secured Finance Parties by the Subordinated Security Documents,

(a)                         secure the Subordinated Secured Debt in priority to the Security conferred on the Senior Secured Finance Parties by the Senior Security Documents; and

(b)                        rank as Security for the Subordinated Secured Debt in priority to the Security for the Senior Secured Debt,

in each case, to the extent that such Senior Secured Debt constitutes Excess Senior Secured Debt,

and that as between the Senior Secured Finance Parties and the Subordinated Secured Finance Parties such order of priorities shall prevail irrespective of whether or not an Insolvency Event shall have occurred so that before and after the occurrence of an Insolvency Event, and unless expressly provided to the contrary in this Agreement, a Security which ranks after other Security in the foregoing order of priorities shall be subordinate to those other Security as provided herein.

2.2                                           Purpose

2.2.1                                 Each Security Trustee agrees on behalf of itself and the other Secured Parties on whose behalf it acts, to regulate its and their rights in respect of the Security conferred on such Secured Parties under their Security Documents in the manner set out in this Agreement.

2.2.2                                 Each Company enters into this Agreement for the purpose of acknowledging the arrangements among the Secured Parties regulating their rights in respect of the Security conferred on such Secured Parties under their Security Documents in the manner set out in this Agreement; and:

(a)                         expressly authorises them to enforce their Relevant Documents in such order as provided for in this Agreement or in such other order as the Secured Parties may agree between themselves; and

(b)                        irrevocably waives any rights which it may now or in future have to challenge or have set aside any arrangements as agreed between the Secured Parties.

2.2.3                                 None of the undertakings in this Agreement on the part of any Secured Party is given to any Company or any other person (other than a Secured Party) or shall be enforceable by any Company or any other person (other than a Secured Party).

2.2.4                                 Each Company undertakes to each Secured Party to comply with the provisions of this Agreement at all times and not in any way to prejudice or affect the enforcement of those provisions or to do or omit to do anything in breach of the terms of this Agreement.

2.2.5                                 Not in limitation, but in furtherance of the agreements set forth in Clause 2.2.2, each of the Security Trustees agree, on behalf of itself and the other Secured Parties on whose behalf it is acting, that neither it nor any of them shall (and hereby waives, on behalf of itself and those other Secured Parties any right to) take any action to contest or challenge (or assist or support any other person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including any proceeding arising in connection with an Insolvency Event), the validity, priority or perfection of Security conferred on the other Secured Parties under their Security Documents.

2.2.6                                 No Senior Secured Finance Party shall be responsible to any Subordinated Secured Finance Party for any action taken or not taken in relation to the Senior Security Documents provided in each case they acted in good faith and not in contravention of the terms hereof, and no Subordinated Secured Finance Party shall be responsible to any Senior Secured Finance Party for any action taken or not taken in relation to the Subordinated Security Documents provided in each case they acted in good faith and not in contravention of the terms hereof.

2.3                                           Real Property

The Security constituted by the Security Documents includes a legal charge over the Real Property and the Parties acknowledge for the purposes of complying with any registration requirements of H.M. Land Registry or otherwise that the reference to “Security” in this Agreement includes the legal charge over the Real Property and the priority of the Security as set out in Clause 2.1 applies to such Real Property.

3.                                                 CREDITORS UNDERTAKINGS

3.1                                           Until the Discharge of the Senior Secured Debt, except with the prior written consent of the Agent, the Subordinated Secured Finance Parties shall not:

3.1.1                                 amend, vary, waive or release any term of any of the Note Documents that is in the reasonable opinion of the Agent adverse in any material respect to the rights of any Senior Secured Finance Party; or

3.1.2                                 take or omit to take any action whereby the rights conferred upon the Senior Secured Finance Parties pursuant to and as contemplated by this Agreement may be impaired.

3.2                                           In the event that any term of any Note Document is amended, varied, waived or released in any respect the Subordinated Security Trustee will as soon as reasonably practicable following such amendment, variation, waiver or release, deliver to the Senior Security Trustee a copy of any such amendment, variation, waiver or release.

4.                                                 SUPREMACY OF AGREEMENT

4.1                                           If there is any inconsistency between the terms of this Agreement and the terms of any Note Document or any Senior Finance Document, the terms of this Agreement shall prevail; provided, however, that no term of this Agreement shall relieve any member of the Group of any of its obligations under any Note Document or any Senior Finance Document and provided further, for the avoidance of doubt, nothing in this Agreement shall prevent payment of any amounts (prior to the taking of any Enforcement Action) payable to the Trustee, each Security Trustee, the Agent or the Collateral Agent, as the case may be, at any time as and when the same are due and payable.

5.                                                 TURNOVER

5.1                                           Turnover Obligations

If at any time after an Enforcement Date:

5.1.1                                 any Secured Party receives a payment from any Security Enforcement Action made by or on behalf of such Secured Party; or

5.1.2                                 any Secured Party receives a payment from the trustee in bankruptcy, liquidator, other insolvency practitioner or similar officer, assignee or other person distributing the assets of any Company that are subject of any Security conferred upon such Secured

Party under its Security Documents or their proceeds following the occurrence of an Insolvency Event,

then such Secured Party shall hold the same on trust for and promptly pay to (a) until the Discharge of the Senior Secured Debt has occurred, the Senior Security Trustee and (b) following the occurrence of the Discharge of the Senior Secured Debt, the Subordinated Security Trustee, in each case, for application in accordance with Clause 8 (Proceeds of Enforcement of Security).

5.2                                           Failure of Trusts

If for any reason any trust which is to arise (pending payment or any assets or monies in accordance with Clause 8 (Proceeds of Enforcement of Security)) pursuant to Clause 5.1 fails or for any reason cannot be given effect to (including without limitation, by reason of the laws of any jurisdiction in which any assets or monies may be situated), the relevant Security Trustee will (subject to Clause 5.3) pay to the relevant party in accordance with Clause 8  (Proceeds of Enforcement of Security) an amount equal to the amount (or the value of the relevant asset) intended to be so held on trust for such relevant party.

5.3                                           If, at any time after an Enforcement Date, the Subordinated Security Trustee receives and recovers any amount in respect of the Subordinated Secured Debt, the Subordinated Security Trustee shall, subject to having not less than two Business Days’ prior actual knowledge of the aforementioned Enforcement Date and not having paid out such amount, hold such amount in accordance with Clause 5.1.

6.                                                 ENFORCEMENT BY CREDITORS

Until the Discharge of the Senior Secured Debt, subject to Clause 7, and unless the Senior Security Trustee has previously consented in writing, none of the Subordinated Secured Finance Parties shall take any Security Enforcement Action.

7.                                                 PERMITTED ENFORCEMENT

7.1                                           The Subordinated Secured Finance Parties may (but shall not be obliged to) take action in relation to the Subordinated Security Documents which would otherwise be prohibited by Clause 6 if (but only if):

7.1.1                                 an Event of Default under, and as defined in, the Indenture shall have occurred; and

7.1.2                                 the Subordinated Security Trustee shall have given notice in writing (an “Enforcement Notice”) to the Agent of the occurrence of such Event of Default; and

7.1.3                                 a period of 60 days shall have elapsed since the giving of an Enforcement Notice; provided that such 60-day period shall be extended if the Senior Secured Finance Parties have commenced a Security Enforcement Action with respect to a material portion of the assets that are the subject of the Security conferred by the Senior Security Documents prior to the end of such 60-day period and for so long as the Senior Secured Finance Parties pursue such Security Enforcement Action with respect to a material portion of such assets.

7.2                                           Notwithstanding anything to the contrary in this Agreement, the Subordinated Security Trustee may crystallise any floating charge over any asset subject to the Subordinated Security Documents if the Senior Security Trustee has crystallised its floating charge over such asset subject to the Senior Security Documents.

7.3                                           For the avoidance of doubt, the Senior Security Trustee may pursue any Security Enforcement Action as it sees fit without consulting with, or obtaining the consent of, any Subordinated Secured Finance Party. The Senior Security Trustee shall inform the Subordinated Security Trustee promptly upon the taking of any Security Enforcement Action by it.

8.                                                 PROCEEDS OF ENFORCEMENT OF SECURITY

Subject to applicable laws and the rights of any prior or preferential Security or creditors, the proceeds of enforcement paid or turned over to the Agent as a result of all recoveries made by or on behalf of any Secured Party on any Security conferred on such Secured Party or received anytime after an Enforcement Date in respect of any asset subject to such Security (whether under the turnover provisions or otherwise) shall be applied in the following order:

First                                                           in payment of all unpaid costs, charges, expenses and liabilities incurred by or on behalf of such Secured Party to the extent it is a Security Trustee (including any Receiver, adviser or agent appointed by it) in connection with such Security Trustee’s enforcement of any Security Document;

Second                                               in payment to the Senior Security Trustee for application towards the balance of the Senior Secured Debt to the extent not constituting Excess Senior Secured Debt;

Third                                                       in payment to the Subordinated Security Trustee for application towards the balance of the Subordinated Secured Debt;

Fourth                                                 in payment to the Senior Security Trustee for application towards the balance of the Senior Secured Debt to the extent constituting Excess Senior Secured Debt;

Fifth                                                            the payment of the surplus, if any, to the Company concerned or other person entitled thereto.

9.                                                 RELEASE OF SECURITY ON ENFORCEMENT

If, pursuant to or for the purpose of effecting any Security Enforcement Action taken or to be taken by the Senior Security Trustee or, if permitted under Clause 7, the Subordinated Security Trustee, in accordance with the provisions of this Agreement, the Senior Security Trustee or Subordinated Security Trustee, as applicable, requires any release of any Security granted by any member of the Group, each Party shall promptly enter into any documents the relevant Secured Party shall reasonably require to enable that Security Enforcement Action to be effected.

10.                                           REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to each other Party that:-

10.1                                     it is duly established and (if a company) duly incorporated and validly existing with limited liability under the laws of the place of its incorporation and has the power to own its assets and carry on its business substantially as it is now being conducted;

10.2                                     it has the power and capacity to enter into and comply with its obligations under this Agreement on behalf of itself and in the case of any Security Trustee, the Secured Parties on whose behalf it is acting in such capacity;

10.3                                     it has taken all necessary action:-

10.3.1                           to authorise the entry into and compliance with its obligations under this Agreement; and

10.3.2                           to ensure that its obligations under this Agreement are valid, legally binding and enforceable in accordance with their terms; and

10.4                                     the entry into this Agreement does not conflict with any law or regulation or its constitutional documents or any document binding on it and that it has obtained all necessary consents for the performance by it of this Agreement.

11.                                           OPTION TO PURCHASE

11.1                                     Purchase Option

If the Senior Secured Finance Parties have instigated any formal steps to take any Enforcement Action, all or any of the Noteholders (or their designee) may, on giving no less than 45 days’

notice to the Senior Secured Finance Parties at the expense of such Noteholders, to acquire or procure the acquisition by a person nominated by such Noteholders of all (but not part only) of the rights and obligations of the Senior Secured Finance Parties in connection with the Senior Secured Debt under the Senior Finance Documents by way of transfer in accordance with Clause 29 (Changes to the Lenders) of the Senior Facility Agreement (but in any event without the consent of the Agent or the payment of any assignment or transfer fee contemplated under such Clause).

11.2                                     Terms of Purchase

Any purchase to be made under clause 11.1 shall take effect on the following terms:-

(i)                                              payment in full in cash of an amount equal to the Senior Secured Debt outstanding as at the date that amount is to be paid;

(ii)                                           payment in full in cash of the amount which each Senior Secured Finance Party certifies to be necessary to compensate it for any loss on account of funds borrowed, contracted for or utilised to fund any amount included in the Senior Secured Debt resulting from the receipt of that payment otherwise than on the last day of an Interest Period in relation thereto;

(iii)                                        after the transfer, no Senior Secured Finance Party will be under any actual or contingent liability to any Company or any other person under this Agreement or any Relevant Document (as appropriate) for which it is not holding cash collateral in an amount and established on terms reasonably satisfactory to it;

(iv)                                       an indemnity is provided severally from the those of the Noteholders (or its nominee as referred to at Clause 11.1 above) who have agreed to purchase the Senior Secured Debt (or from another third party acceptable to the Agent) in a form reasonably satisfactory to the Agent in respect of all losses which may be sustained or incurred by any Senior Secured Finance Party in consequence of any sum received or recovered by any Senior Secured Finance Party from any Company or any such Noteholder, or other person being required (or it being alleged that it is required) to be paid back by or clawed back from any such Noteholder for any reason whatsoever, provided that where it is demonstrated to the reasonable satisfaction of the Senior Secured Debt Finance Parties that those losses could not have been recovered in full by the relevant Senior Secured Debt Finance Parties under the Senior Secured Finance Documents, that transfer had not been made, that indemnity shall not extend to the shortfall; and

(v)                                          the relevant transfer shall be without recourse to, or warranty from, the Senior Secured Finance Parties, except that each Senior Secured Finance Party shall be deemed to have warranted on the date of that transfer that:

(a)                        it is the owner, free from all Security and third party interests (other than any arising under the Senior Finance Documents or by operation of law), of all rights and interests under the Senior Finance Documents purporting to be transferred by it by that transfer;

(b)                       it has the corporate power to effect that transfer; and

(c)                        it has taken all necessary action to authorise the making by it of that transfer.

12.                                           INFORMATION BETWEEN PARTIES

12.1                                     Defaults

Each Party will notify the other Parties of the occurrence of any default under the Relevant Documents respectively but only if the relevant Party is aware of the event or if the event is non-payment of principal or interest which is more than five Business Days overdue.

12.2                                     Secured Debt

Each Party (other than the Companies) will on written request by any other Party from time to time notify the other in writing of details of the amount of any Secured Debt owed to it by any of the Companies under a Relevant Document so far as known to it.

12.3                                     Newbridge Lease

If any Secured Party received notice of a Breach Event (as defined in the Newbridge Lease) in accordance with Clause 13.1.2 of the Newbridge Lease that Secured Party will promptly notify the other Secured Party of the occurrence of such Breach Event.

12.4                                     Other Information

Each Company authorises the other Parties to disclose to each other all information relating to that Company, its Subsidiaries or related entities, and coming into the possession of any of them in connection with the Relevant Documents.

12.5                                     Co-operation

The Senior Secured Finance Parties and the Subordinated Secured Finance Parties undertake to use all reasonable endeavours to ensure that any and all Security now or in the future held or obtained from any member of the Group in relation to the Senior Secured Debt or the Subordinated Secured Debt shall be constituted by the Security Documents and held in accordance with the provisions of this Agreement), for the benefit (as the case may be) of the Senior Secured Finance Parties or the Subordinated Secured Finance Parties, in accordance with their respective priority entitlements set out in this Agreement and to the extent permitted by appropriate law.

12.6                                     Consultation

The Secured Parties shall, so far as practicable in the circumstances, consult with each other:

12.6.1                           before taking any formal steps to exercise any remedy against any member of the Group or take other Enforcement Action; and

12.6.2                           generally with regard to significant matters affecting the rights of the Secured Parties as regulated by this Agreement,

but nothing in this Clause 12.6 or elsewhere in this Agreement will invalidate or otherwise affect any action or step taken without any such consultation.

13.                                           SUBROGATION

If the Senior Secured Debt is wholly or partially paid out of any proceeds received in respect of, or on account of, the Subordinated Secured Debt, the Subordinated Secured Finance Parties will to that extent be subrogated to the Senior Secured Debt so paid (and all securities and guarantees for that Senior Secured Debt) but not before all the Senior Secured Debt is irrevocably paid in full. The Subordinated Secured Finance Parties waive existing or future rights they may have to marshalling in respect of any Security held by the Senior Secured Finance Parties.

14.                                           PROTECTION OF SUBORDINATION

14.1                                     The subordination provisions in this Agreement shall constitute a continuing subordination irrespective of any intermediate payment or satisfaction of the Secured Debt.

14.2                                     The subordination provisions in this Agreement shall remain in full force and effect irrespective of any act, event or matter which might, as a matter of law or otherwise, discharge this Agreement including:

14.2.1                           any time or other indulgence granted in respect of the Secured Debt; or

14.2.2                           any increase (it being agreed and understood that under certain circumstances the amount of such increase may result in such Senior Secured Debt constituting Excess Senior Secured Debt), in or waiver or discharge of any of the Secured Debt or any amendment or termination of any agreement relating to the Secured Debt; or

14.2.3                           any Secured Party abstaining from perfecting or enforcing or giving up or waiving any Security, this Agreement or other right or remedy for all or any of the Security Documents; or

14.2.4                           any legal limitation, disability, incapacity or other circumstance relating to, or any invalidity, unenforceability or frustration of any of the obligations of, any Company, any other guarantor or any other person in respect of the Secured Debt.

15.                                           PRESERVATION OF SECURED DEBT

Notwithstanding any term of this Agreement postponing or preventing the payment of any of the Secured Debt, the Secured Debt concerned shall solely as between the Companies and the Secured Parties remain owing or due and payable in accordance with the terms of the Relevant Documents and interest and default interest will accrue on missed payments accordingly. No delay in exercising rights and remedies under any of the Relevant Documents by reason of any term of this Agreement postponing, restricting or preventing such exercise shall operate as a waiver of any of those rights and remedies.

16.                                           POWER OF ATTORNEY

By way of security for their obligations hereunder each Company irrevocably appoints the Senior Security Trustee as its attorney to do anything which any Company is required to do by this Agreement but has failed to do for a period of five Business Days (or such shorter request period as the Agent considers is appropriate in the circumstances, acting reasonably, having regard to the urgency and nature of the act or deed that requires to be undertaken as attorney) after receiving notice from the Agent (copied to the Senior Security Trustee) requiring it to do so. The Senior Security Trustee may delegate this power.

17.                                           EXPENSES

Each Company shall reimburse or pay to the Agent, the Senior Security Trustee, the Trustee or the Subordinated Security Trustee on demand the amount of all costs and expenses (including legal and other professional fees plus disbursements) incurred by such Secured Party (together with any applicable value added tax) in connection with:

17.1                                     the preparation, negotiation and execution of this Agreement;

17.2                                     the perfection of this Agreement or any other document entered into by any of the Companies and the Subordinated Secured Finance Parties pursuant to this Agreement; and

17.3                                     the exercise or the attempted or purported exercise by or on behalf of the Secured Parties of any of the powers of the Secured Parties, and the enforcement, preservation or the attempted or purported enforcement or preservation of, under this Agreement.

18.                                           NOTICES

18.1                                     Any communication to be made hereunder shall be made in writing and, unless otherwise stated, may be made by letter or fax.

18.2                                     Any communication to be made or document to be delivered by one person to another pursuant to this Agreement shall (unless that other person has by five Business Days’ written notice to each other Party specified another address) be made or delivered to that other person at the address or fax number identified with its execution below and shall be deemed to have been made or delivered (in the case of any communication made by fax) when received legibly and in full by the recipient or (in the case of any communication made by letter) when left at that address or (as the case may be) two Business Days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address.

18.3                                     Any communication or document to be made or delivered to another Party will be effective only when actually received by that other Party and then only if it is expressly marked for the attention of the department or officer identified with the signature of that Party below (or any substitute department or officer as that Party shall specify for this purpose) which in the case of the Subordinated Security Trustee shall require it to be marked for the attention of a Responsible Officer.

18.4                                     All notices from or to a Company under this Agreement to or from a Security Trustee shall be copied to the other Security Trustee.

18.5                                     Any communication or document made or delivered to the Borrower in accordance with this Clause 18 will be deemed to have been made or delivered to each of the Companies.

18.6                                     Any communication to be made between any Parties under or in connection with this Agreement may be made by electronic mail or other electronic means, if both Parties:

18.6.1                           agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

18.6.2                           notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

18.6.3                           notify each other of any change to their addresses or any other information supplied by them.

18.7                                     Any electronic communication made between Parties will be effective only when actually received in readable form and only if it is addressed in such a manner as the receiving Party shall specify for this purpose.

18.8                                     Any notice given under or in connection with this Agreement must be in English.

18.9                                     All other documents provided under or in connection with this Agreement must be:

18.9.1                           in English; or

18.9.2                           if not in English, and if so required by the Senior Security Trustee, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

19.                                           CUMULATIVE REMEDIES AND WAIVERS

The rights of each Party may be exercised as often as necessary, are cumulative and are in addition to its respective rights under general law and may be waived only in writing and specifically. Delay in the exercise, or non-exercise of any right shall not be a waiver of that right.

20.                                           AMENDMENTS AND WAIVERS

20.1                                     Subject to Clause 20.2, any term of this Agreement may be amended or waived only with the consent of the Security Trustees, the Trustee and the Agent. Each Party agrees that the Security Trustees, the Trustee and the Agent may effect any amendment or waiver, on behalf of the other Secured Parties and such amendment or waiver will be binding on each Secured Party.

20.2                                     The Senior Security Trustee shall only be entitled to execute any amendment or waiver following the receipt of consent from the requisite percentage of Lenders (as defined in the Senior Facility Agreement). The consent of each Company (such consent not to be unreasonably withheld) shall only be required to any amendment or waiver which has the effect of changing or which would increase or extend any obligation or liability upon such Company hereunder.

21.                                           SEVERABILITY

If any provision of this Agreement is or becomes invalid, illegal or unenforceable, that shall not affect the validity, legality and enforceability of any other provision of this Agreement.

22.                                           TRANSFERS

22.1                                     No Company may assign or transfer any of its rights (if any) or obligations under this Agreement, except with the prior written consent of the Secured Parties.

22.2                                     If any Subsidiary of a Company guarantees or otherwise becomes liable for any of the Senior Secured Debt or the Subordinated Secured Debt or grants Security for any Senior Secured Debt or Subordinated Secured Debt, that Company will procure that such Subsidiary becomes a party hereto by execution of a Deed of Accession.

22.3                                     None of the Trustee, the Agent, the Subordinated Security Trustee or the Senior Security Trustee (in this capacity the “Transferor”) agrees that it shall not assign or transfer any of its rights or obligations under any of the Relevant Documents to any persons (a “Transferee”) unless the Transferee is permitted to assign or transfer rights, benefits and obligations under the Relevant Documents and such assignment or transfer will only be effective after the Transferee has first agreed to adhere to and be bound by all of the provisions of this Agreement. Each Secured Party agrees that the execution of a Deed of Accession shall be sufficient for the purposes of any proposed transferee adhering to the terms of this Agreement.

22.4                                     The Transferee will promptly notify the other Parties of the receipt and execution by it of a Deed of Accession. The other Parties agree to take any action necessary and to execute and deliver any other documentation required by the Transferor or Transferee to give effect to such transfer or assignment.

23.                                           COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all the counterparts shall together constitute one and the same agreement.

24.                                           SUPREMACY

For the avoidance of doubt, it is agreed between the parties hereto that in the event of a conflict between the terms of this Agreement and any of the Relevant Documents then, as between the parties hereto, this Agreement shall prevail.

25.                                           EXPIRY

On the full and unconditional payment and discharge of each of the Senior Secured Debt and the Subordinated Secured Debt and the cancellation of all commitments to fund to the Borrower or any other Company by each of the Senior Secured Finance Parties, this Agreement shall cease to have effect; provided, however, that if a Clawback shall occur after the termination of this Agreement, the terms of this Agreement shall be reinstated as if the termination hereof had not occurred.

26.                                           SUBORDINATED SECURED FINANCE PARTIES NOMINEES

Each of the Subordinated Secured Finance Parties undertakes to the other parties to this Agreement that if at any time all or any of the Subordinated Secured Debt is owed or registered in the name of, or held on its behalf by, any nominee or trustee, then the relevant Subordinated Secured Finance Parties will procure that such nominee or trustee will comply in all respects with the provisions of this Agreement and will not take any action in breach of the provisions of this Agreement.

27.                                           PERPETUITY

The perpetuity period applicable to the trusts contained in or arising from this Agreement shall be 80 years from the date hereof.

28.                                           SET OFF AND COUNTERCLAIM

All payments made or received by a Secured Party under this Agreement shall be made without set off or counterclaim.

29.                                           GOVERNING LAW AND JURISDICTION

29.1                                     This Agreement is governed by, and construed in accordance with the law of England.

29.2                                     For the benefit of each Secured Party, each other Party irrevocably submits to the non-exclusive jurisdiction of the English courts for the purpose of hearing and determining any dispute arising out of this Agreement and for the purpose of enforcement of any judgment against its assets.

29.3                                     Nothing in this Clause 29 limits the rights of a Secured Party to bring proceeding against a Party in connection with this Agreement:

29.3.1                           in any other court of competent jurisdiction; or

29.3.2                           concurrently in more than one jurisdiction.

30.                                           SERVICE OF PROCESS

Without prejudice to any other mode of service allowed under any relevant law, each Company (other than any Company incorporated in England and Wales):

30.1.1                           irrevocably appoints Pipe Acquisition Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement (and Pipe Acquisition Limited by its execution of this Agreement, accepts that appointment); and

30.1.2                           agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

31.                                           THE SECURITY TRUSTEES

31.1                                     Capacity

It is expressly understood and agreed by each Party that this Agreement is executed and delivered by a Security Trustee not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under and which powers and authority shall be exercised under this Agreement in the manner provided for (i) in respect of the Subordinated Security Trustee, the Indenture for and on behalf of the Noteholders; and (ii) in respect of the Senior Security Trustee, the Senior Facility Agreement, for which it acts as trustee,   and it shall have no liability for acting in any capacity other than as trustee and nothing in this Agreement shall impose on it any obligation to pay any amount out of its personal assets.

31.2                                     Liability of Subordinated Security Trustee

31.2.1                           The Subordinated Security Trustee shall not owe any fiduciary duty to any Senior Secured Finance Party and the Senior Security Trustee shall not owe any fiduciary duty to any Subordinated Secured Finance Party. The Secured Parties agree and acknowledge that in no case shall either Security Trustee be (i) personally responsible or accountable in damages or otherwise to any other Secured Party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Security Trustee in good faith in accordance with this Agreement or any of the Relevant Documents (other than for its own gross negligence or wilful misconduct); or (ii) personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other Secured Party, all such liability, if any, being expressly waived by the Secured Parties and any person claiming by, through or under such Secured Party; provided however, that each Security Trustee (or any successor Security Trustee) shall be personally liable under this Agreement for its own gross negligence or wilful misconduct or for its breach of its covenants or obligations contained herein, to the extent expressly covenanted or undertaken in its individual capacity. It is also acknowledged and agreed that the Subordinated Security Trustee shall have no responsibility for the actions of any individual Noteholder but confirms that the terms of this Agreement are binding upon the Noteholders by its execution hereof. It is also acknowledged and agreed that the Senior Security Trustee shall have no responsibility for the actions of any other Senior Secured Finance Party but confirms that the terms of this Agreement are binding upon each Senior Secured Finance Party by its execution hereof.

31.2.2                           With respect to the Senior Secured Finance Parties, the Subordinated Security Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the Note Documents pursuant to which it acts as agent or trustee or this Agreement, and the Secured Parties acknowledge and agree that no implied agreement, covenants or obligations on the part of the Subordinated Security Trustee shall be read into this Agreement. With respect to the Subordinated Secured Finance Parties, the Senior Security Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the Senior Finance Documents pursuant to which it acts as agent or trustee or this Agreement, and the Parties acknowledge and agree that no implied agreement, covenants or obligations on the part of the Senior Security Trustee shall be read into this Agreement.

31.3                                     Reliance and information

The Secured Parties agree that each Security Trustee shall at all times be entitled to and may rely on any notice, consent or certificate given or granted by (i) in respect of the Subordinated Security Trustee, the Agent, the Trustee and the Senior Security Trustee and (ii) in respect of the Senior Security Trustee, pursuant to the terms of this Agreement, the Subordinated Security Trustee,  without being under any obligation to enquire or otherwise determine whether any such notice, consent or certificate has been given or granted by the Agent,  the Senior Security Trustee or the Subordinated Security Trustee, as applicable.

31.4                                     Instructions to the Subordinated Security Trustee

In acting under and in accordance with this Agreement;

31.4.1                           the Subordinated Security Trustee is entitled to seek instructions from the Noteholders at any time, and where it so acts on the instructions of the requisite percentage of the Noteholders (to the extent required by the Indenture) shall not incur any liability to any person for so acting other than in accordance with the Indenture; and

31.4.2                           the Senior Security Trustee is entitled to seek instructions from the Lenders (as defined in the Senior Facility Agreement) at any time, and where it so acts on the instructions of the requisite percentage of the Lenders (to the extent required by the Senior Facility Agreement) shall not incur any liability to any person for so acting other than in accordance with the Senior Facility Agreement.

31.5                                     No action

No Security Trustee shall have any obligation to take any action under this Agreement unless it is indemnified to its satisfaction in accordance with the Relevant Documents in respect of all costs, expenses and liabilities which it would in its opinion thereby incur. In connection with its appointment and acting hereunder, the Subordinated Security Trustee is entitled to all rights, privileges, protections, immunities and indemnities provided to it under the Indenture.

31.6                                     Reliance and information

Each Security Trustee:

31.6.1                           may rely and shall be fully protected in acting or refraining from acting upon any notice or other document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person, and any statement made by any person regarding any matters which may be assumed to be within his knowledge or within his powers to verify; and

31.6.2                           engage, pay for and rely upon professional advisers selected by it (including those representing a person other than the Security Trustee).

31.7                                     Resignation

Each Security Trustee may resign or be removed in accordance with the terms of the Relevant Documents, provided that a replacement Security Trustee agrees with the Parties to become the replacement Security Trustee under this Agreement by the execution of a Deed of Accession.

SCHEDULE 1

The Companies

Name	Registered Office	Company Number

Pipe Acquisition Limited	160 Queen Victoria Street London EC4V 4QQ	05501083

Murray International Metals Limited	95 High Street Edgware Middlesex HA8 7DB	01241058

Pipe Acquisition Finance PLC	160 Queen Victoria Street London EC4V 4QQ	05644999

SCHEDULE 2

Form of Deed of Accession for New Companies

THIS DEED [dated •] is supplemental to an intercreditor agreement (the “Intercreditor Agreement”) dated 16 December, 2005, among, inter alia, PIPE ACQUISITION LIMITED, MURRAY INTERNATIONAL METALS LIMITED, THE BANK OF NEW YORK, as Trustee, Collateral Agent and Subordinated Security Trustee and THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, as Agent and Senior Security Trustee.

Words and expressions defined in the Intercreditor Agreement have the same meaning when used in this Deed.

• [Limited] [plc] (the “New Party”) hereby agrees that it has been supplied with a copy of the Intercreditor Agreement and with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the date hereof it will be bound by the Intercreditor Agreement as [a [Company]] [the [Trustee] [Agent] [[Senior] [Subordinated] Security Trustee]] as if the New Party had been party to the Intercreditor Agreement in that capacity.

This Deed is governed by the law of England.

IN WITNESS WHEREOF this Deed has been executed as a deed the day and date first written above.

EXECUTED AND DELIVERED as a deed

for and on behalf of

• [Limited] [plc]

[acting by] [by:]

Director

Director/Secretary

Address for notices:	•

Fax Number:	•

Attention:	•

IN WITNESS WHEREOF this Agreement has been executed as a deed on the date stated at the beginning of this Agreement.

COMPANIES

EXECUTED as a deed for and on behalf of

PIPE ACQUISITION LIMITED by:-

K A COCKBURN	Director

and	DAVID KEMP	Director/Secretary

Address for notices:	Jeffries Capital Partners
520 Madison Avenue
12th Floor
New York
NY 10022

Fax Number:	001 212 284 1717

Attention:	James Luikart and Nick Daraviras

with a copy to:

Address:	Dechert LLP
160 Queen Victoria Street
London
EC4V 4QQ

Fax Number:	020 7184 7001

Attention:	David Wallis

EXECUTED as a deed for and on behalf of
MURRAY INTERNATIONAL METALS LIMITED by:-

K A COCKBURN	Director

and	DAVID KEMP	Director/Secretary

Address for notices:	Jeffries Capital Partners
520 Madison Avenue
12th Floor
New York
NY 10022

Fax Number:	001 212 284 1717

Attention:	James Luikart and Nick Daraviras

with a copy to:

Address:	Dechert LLP
160 Queen Victoria Street
London
EC4V 4QQ

Fax Number:	020 7184 7001

Attention:	David Wallis

EXECUTED as a deed for and on behalf of
PIPE ACQUISITION FINANCE PLC by:-

K A COCKBURN	Director

and	DAVID KEMP	Director/Secretary

Address for notices:	Jeffries Capital Partners
520 Madison Avenue
12th Floor
New York
NY 10022

Fax Number:	001 212 284 1717

Attention:	James Luikart and Nick Daraviras

with a copy to:

Address:	Dechert LLP
160 Queen Victoria Street
London
EC4V 4QQ

Fax Number:	020 7184 7001

Attention:	David Wallis

TRUSTEE, COLLATERAL AGENT AND SUBORDINATED SECURITY TRUSTEE

EXECUTED as a deed for and on behalf of

THE BANK OF NEW YORK, as Trustee, Collateral Agent and Subordinated Security Trustee

by:-

CHARLOTTE FRICKER	Authorised Signatory ASSISTANT VICE PRESIDENT

in the presence of this witness

EMMA WILKES	Signature

EMMA WILKES	Name

Address for notices:	Bank of New York
1 Canada Square
London E14 5AL

Fax Number:	+44 20 7964 6399

Attention:	Corporate Trust Administration

AGENT

EXECUTED as a deed for and on behalf of
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
by:-

CHRIS GOW	Authorised Signatory

in the presence of this witness

ARUNA WOOGRASINGH	Signature

ARUNA WOOGRASINGH	Name

Address for notices:	New Uberior House
11 Earl Grey Street
Edinburgh
EH3 9BN

Fax Number:	+44 131 659 0855

Attention	Iain Shearer

SENIOR SECURITY TRUSTEE

EXECUTED as a deed for and on behalf of

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

by:-

CHRIS GOW	Authorised Signatory

in the presence of this witness

ARUNA WOOGRASINGH	Signature

ARUNA WOOGRASINGH	Name

Address for notices:	New Uberior House
11 Earl Grey Street
Edinburgh
EH3 9BN

Fax Number:	+44 131 659 0855

Attention	Iain Shearer